                                                                     EXHIBIT 4.1

                                                                EXECUTED VERSION

================================================================================



                            BEVERLY ENTERPRISES, INC.

                                    as Issuer

                     AND EACH OF THE GUARANTORS PARTY HERETO

                    7 7/8% SENIOR SUBORDINATED NOTES DUE 2014

                              --------------------

                                    INDENTURE

                            Dated as of June 25, 2004

                              --------------------

                           BNY Midwest Trust Company,

                                   as Trustee

                              --------------------



================================================================================

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

   SECTION 1.01       DEFINITIONS.................................................................................1
   SECTION 1.02       OTHER DEFINITIONS..........................................................................20
   SECTION 1.03       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........................................20
   SECTION 1.04       RULES OF CONSTRUCTION......................................................................21

ARTICLE 2. THE NOTES.............................................................................................21

   SECTION 2.01       FORM AND DATING............................................................................21
   SECTION 2.02       EXECUTION AND AUTHENTICATION...............................................................23
   SECTION 2.03       REGISTRAR AND PAYING AGENT.................................................................23
   SECTION 2.04       PAYING AGENT TO HOLD MONEY IN TRUST........................................................23
   SECTION 2.05       HOLDER LISTS...............................................................................24
   SECTION 2.06       TRANSFER AND EXCHANGE......................................................................24
   SECTION 2.07       REPLACEMENT NOTES..........................................................................30
   SECTION 2.08       OUTSTANDING NOTES..........................................................................30
   SECTION 2.09       TREASURY NOTES.............................................................................30
   SECTION 2.10       TEMPORARY NOTES............................................................................31
   SECTION 2.11       CANCELLATION...............................................................................31
   SECTION 2.12       DEFAULTED INTEREST.........................................................................31
   SECTION 2.13       CUSIP NUMBERS..............................................................................31
   SECTION 2.14       ISSUANCE OF ADDITIONAL NOTES...............................................................31

ARTICLE 3. REDEMPTION AND PREPAYMENT.............................................................................32

   SECTION 3.01       NOTICES TO TRUSTEE.........................................................................32
   SECTION 3.02       SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.............................................32
   SECTION 3.03       NOTICE OF REDEMPTION.......................................................................32
   SECTION 3.04       EFFECT OF NOTICE OF REDEMPTION.............................................................33
   SECTION 3.05       DEPOSIT OF REDEMPTION OR PURCHASE PRICE....................................................33
   SECTION 3.06       NOTES REDEEMED OR PURCHASED IN PART........................................................33
   SECTION 3.07       OPTIONAL REDEMPTION........................................................................34
   SECTION 3.08       MANDATORY REDEMPTION.......................................................................35
   SECTION 3.09       OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS........................................35

ARTICLE 4. COVENANTS  ...........................................................................................36

   SECTION 4.01       PAYMENT OF NOTES...........................................................................36
   SECTION 4.02       MAINTENANCE OF OFFICE OR AGENCY............................................................36
   SECTION 4.03       REPORTS....................................................................................37
   SECTION 4.04       COMPLIANCE CERTIFICATE.....................................................................37
   SECTION 4.05       TAXES......................................................................................38
   SECTION 4.06       STAY, EXTENSION AND USURY LAWS.............................................................38
   SECTION 4.07       RESTRICTED PAYMENTS........................................................................38
   SECTION 4.08       DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES..................40
   SECTION 4.09       INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.................................42
   SECTION 4.10       ASSET SALES................................................................................45
   SECTION 4.11       TRANSACTIONS WITH AFFILIATES...............................................................46

   SECTION 4.12       LIENS......................................................................................48
   SECTION 4.13       BUSINESS ACTIVITIES........................................................................48
   SECTION 4.14       CORPORATE EXISTENCE........................................................................48
   SECTION 4.15       OFFER TO REPURCHASE UPON CHANGE OF CONTROL.................................................48
   SECTION 4.16       PAYMENTS FOR CONSENT.......................................................................50
   SECTION 4.17       ADDITIONAL SUBSIDIARY GUARANTEES...........................................................50
   SECTION 4.18       DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES....................................50
   SECTION 4.19       CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE.....................................50
   SECTION 4.20       NO SENIOR SUBORDINATED DEBT................................................................51

ARTICLE 5. SUCCESSORS............................................................................................51

   SECTION 5.01       MERGER, CONSOLIDATION OR SALE OF ASSETS....................................................51
   SECTION 5.02       SUCCESSOR CORPORATION SUBSTITUTED..........................................................52

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................52

   SECTION 6.01       EVENTS OF DEFAULT..........................................................................52
   SECTION 6.02       ACCELERATION...............................................................................54
   SECTION 6.03       OTHER REMEDIES.............................................................................54
   SECTION 6.04       WAIVER OF PAST DEFAULTS....................................................................54
   SECTION 6.05       CONTROL BY MAJORITY........................................................................54
   SECTION 6.06       LIMITATION ON SUITS........................................................................55
   SECTION 6.07       RIGHTS OF HOLDERS TO RECEIVE PAYMENT.......................................................55
   SECTION 6.08       COLLECTION SUIT BY TRUSTEE.................................................................55
   SECTION 6.09       TRUSTEE MAY FILE PROOFS OF CLAIM...........................................................55
   SECTION 6.10       PRIORITIES.................................................................................56
   SECTION 6.11       UNDERTAKING FOR COSTS......................................................................56

ARTICLE 7. TRUSTEE...............................................................................................56

   SECTION 7.01       DUTIES OF TRUSTEE..........................................................................56
   SECTION 7.02       RIGHTS OF TRUSTEE..........................................................................57
   SECTION 7.03       INDIVIDUAL RIGHTS OF TRUSTEE...............................................................58
   SECTION 7.04       TRUSTEE'S DISCLAIMERS......................................................................58
   SECTION 7.05       NOTICE OF DEFAULTS.........................................................................58
   SECTION 7.06       REPORTS BY TRUSTEE TO HOLDERS..............................................................58
   SECTION 7.07       COMPENSATION AND INDEMNITY.................................................................59
   SECTION 7.08       REPLACEMENT OF TRUSTEE.....................................................................59
   SECTION 7.09       SUCCESSOR TRUSTEE BY MERGER, ETC...........................................................60
   SECTION 7.10       ELIGIBILITY; DISQUALIFICATION..............................................................60
   SECTION 7.11       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..........................................60

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................61

   SECTION 8.01       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...................................61
   SECTION 8.02       LEGAL DEFEASANCE AND DISCHARGE.............................................................61
   SECTION 8.03       COVENANT DEFEASANCE........................................................................61
   SECTION 8.04       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.................................................62
   SECTION 8.05       DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                           PROVISIONS............................................................................63
   SECTION 8.06       REPAYMENT TO COMPANY.......................................................................63
   SECTION 8.07       REINSTATEMENT..............................................................................63

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................64

   SECTION 9.01       WITHOUT CONSENT OF HOLDERS.................................................................64
   SECTION 9.02       WITH CONSENT OF HOLDERS....................................................................65
   SECTION 9.03       COMPLIANCE WITH TRUST INDENTURE ACT........................................................66
   SECTION 9.04       REVOCATION AND EFFECT OF CONSENTS..........................................................66
   SECTION 9.05       NOTATION ON OR EXCHANGE OF NOTES...........................................................66
   SECTION 9.06       TRUSTEE TO SIGN AMENDMENTS, ETC............................................................66

ARTICLE 10. SUBSIDIARY GUARANTEES................................................................................66

   SECTION 10.01      AGREEMENT TO GUARANTEE.....................................................................66
   SECTION 10.02      EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES............................................67
   SECTION 10.03      GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS..........................................68
   SECTION 10.04      RELEASES...................................................................................69

ARTICLE 11. SATISFACTION AND DISCHARGE...........................................................................69

   SECTION 11.01      SATISFACTION AND DISCHARGE.................................................................69
   SECTION 11.02      APPLICATION OF TRUST MONEY.................................................................70

ARTICLE 12. SUBORDINATION........................................................................................70

   SECTION 12.01      NOTES SUBORDINATED TO SENIOR DEBT..........................................................70
   SECTION 12.02      PAYMENT OVER OF PROCEEDS UPON LIQUIDATION, ETC.; NO PAYMENTS IN CERTAIN
                           CIRCUMSTANCES.........................................................................71
   SECTION 12.03      RIGHTS AND OBLIGATIONS OF THE HOLDERS......................................................72
   SECTION 12.04      PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION..................................................72
   SECTION 12.05      RIGHTS OF HOLDERS OF SENIOR DEBT NOT TO BE IMPAIRED........................................73
   SECTION 12.06      SUBROGATION................................................................................73
   SECTION 12.07      OBLIGATIONS OF THE COMPANY UNCONDITIONAL...................................................73
   SECTION 12.08      HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION......................................74
   SECTION 12.09      TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT...........................................74
   SECTION 12.10      GUARANTEES SUBORDINATED TO SENIOR DEBT OF GUARANTORS.......................................74

ARTICLE 13. MISCELLANEOUS........................................................................................74

   SECTION 13.01      TRUST INDENTURE ACT CONTROLS...............................................................74
   SECTION 13.02      NOTICES....................................................................................74
   SECTION 13.03      COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS...............................................75
   SECTION 13.04      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.........................................75
   SECTION 13.05      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..............................................75
   SECTION 13.06      RULES BY TRUSTEE AND AGENTS................................................................76
   SECTION 13.07      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS...................76
   SECTION 13.08      GOVERNING LAW..............................................................................76
   SECTION 13.09      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..............................................76
   SECTION 13.10      SUCCESSORS.................................................................................76
   SECTION 13.11      SEVERABILITY...............................................................................77
   SECTION 13.12      COUNTERPART ORIGINALS......................................................................77
   SECTION 13.13      TABLE OF CONTENTS, HEADINGS, ETC...........................................................77


EXHIBITS

EXHIBIT A                     FORM OF NOTE
EXHIBIT B                     ASSIGNMENT FORM
EXHIBIT C                     FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT D                     FORM OF NOTATION ON SENIOR SUBORDINATED NOTE
                              RELATING TO SUBSIDIARY GUARANTEE

SCHEDULES

SCHEDULE 1                    SUBSIDIARY GUARANTORS

                             Cross-Reference Table*


Trust Indenture                                                   Indenture
Act Section                                                        Section
310   (a)(1)...............................................         7.10
      (a)(2)...............................................         7.10
      (a)(3)...............................................         N.A.
      (a)(4)...............................................         N.A.
      (a)(5)...............................................         7.10
      (b)..................................................         7.10
      (c)..................................................         N.A.
311   (a)..................................................         7.11
      (b)..................................................         7.11
      (c)..................................................         N.A.
312   (a)..................................................         2.05
      (b)..................................................         12.03
      (c)..................................................         12.03
313   (a)..................................................         7.06
      (b)(1)...............................................         N.A.
      (b)(2)...............................................      7.06; 7.07
      (c)..................................................      7.06;12.02
      (d)..................................................         7.06
314   (a)..................................................      4.03;12.02
      (b)..................................................         N.A.
      (c)(1)...............................................         12.04
      (c)(2)...............................................         12.04
      (c)(3)...............................................         N.A.
      (d)..................................................         N.A.
      (e)..................................................         12.05
      (f)..................................................         N.A.
315   (a)..................................................         7.01
      (b)..................................................      7.05, 12.02
      (c)..................................................         7.01
      (d)..................................................         7.01
      (e)..................................................         6.11
316   (a)(last sentence)...................................         2.09
      (a)(1)(A)............................................         6.05
      (a)(1)(B)............................................         6.04
      (a)(2)...............................................         N.A.
      (b)..................................................         6.07
      (c)..................................................         2.12
317   (a)(1)...............................................         6.08
      (a)(2)...............................................         6.09
      (b)..................................................         2.04
318   (a)..................................................         12.01
      (b)..................................................         N.A.
      (c)..................................................         12.01

N.A. means not applicable.

-------------

         * This Cross-Reference Table is not part of the Indenture.

                  This INDENTURE is dated as of June 25, 2004, among Beverly Enterprises, Inc., a Delaware corporation (the "Company"), the subsidiary guarantors signatories hereto (each of the foregoing referred to collectively herein as the "Guarantors") and BNY Midwest Trust Company, as trustee (the "Trustee").

                  The Company, the Trustee and the Guarantors agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7 7/8% Senior Subordinated Notes due 2014 (the "Initial Notes"), any Additional Notes (as defined below) and the 7 7/8% Senior Subordinated Notes due 2014 to be issued in exchange for Notes pursuant to the Registration Rights Agreement (the "Exchange Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.

                  "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Additional Notes" means additional notes (other than the Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06), if any, issued under this Indenture in accordance with Sections 2.02,
2.14 and 4.09 hereof, as part of the same series as the Initial Notes.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                  "Ancillary Business" means any business other than the business of operating skilled nursing facilities.

                  "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by merger or consolidation) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the Company's and the Restricted Subsidiaries' assets taken as a whole shall be governed by the provisions of Section 4.15 and Article 5 hereof and not Section
         4.10 hereof); and

                  (2) the issuance or sale by the Company or any of the Restricted Subsidiaries of Equity Interests of any of the Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10,000,000 or (b) for net proceeds in excess of $10,000,000.

         Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:

                  (1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (3) a Restricted Payment that is permitted by Section 4.07 hereof ;

                  (4) a Nursing Facility Swap;

                  (5) transfers of obsolete, damaged or worn out equipment or inventory that is no longer useful in the conduct of the Company or its Restricted Subsidiaries' business and that is disposed of in the ordinary course of business;

                  (6) transfers of assets that constitute a sale or other disposition of accounts receivable in the ordinary course of business, including for purposes of financing, for cash and in an amount at least equal to the fair market value of such accounts receivable;

                  (7) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

                  (8) the exchange of assets held by the Company or a Restricted Subsidiary for assets held by any Person or entity; provided that (a) the assets received by the Company or such Restricted Subsidiary in any such exchange shall immediately constitute, be part of, or be used by the Company or such Restricted Subsidiary; and (b) any such assets received are of comparable fair market value to the assets exchanged as determined in good faith by the Company; or

                  (9) a Qualified Distribution.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, or at a place of payment, are authorized or required by law to close.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership, partnership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100,000,000;

                  (4) repurchase obligations with a term of not more than 180 days for underlying securities of the types set forth in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having a rating of at least P-2 by Moody's or A-2 by S&P and in each case maturing within one year after the date of acquisition; and

                  (6) investments in money market funds which invest at least 95% of their assets in securities of the types set forth in the foregoing clauses (1) through (5).

                  "Change of Control" means the occurrence of any of the following:

                  (1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company's and the Restricted Subsidiaries' assets taken as a whole to any Person or group (as such term is used in Sections l3(d)(3) and l4(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of the Company's voting stock;

                  (2) the acquisition by any Person or group (as defined in clause (1) above) of a direct or indirect interest in more than 50% of the voting power of the Company's voting stock, by way of merger or consolidation or otherwise; or

                  (3) the first day on which a majority of the members of the Company's Board of Directors are not Continuing Directors.

                  The phrase "all or substantially all" of the Company's assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances.

                  "Clearstream" means Clearstream Banking, S.A., or any successor securities clearing agency.

                  "Commission" means the U.S. Securities Exchange Commission.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to June 15, 2009, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                  "Comparable Treasury Price" means, with respect to any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, (1) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated "Composite 3:30 p.m. Quotations for the U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

                  (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income; plus

                  (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                  (3) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus

                  (4) other non-cash items of such Person and its Restricted Subsidiaries for such period to the extent such non-cash items were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of, and the other non-cash items of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided that:

                  (1) the Net Income, if positive, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or other distributions actually paid or that could have been paid to the referent Person or a Restricted Subsidiary thereof not subject to such restriction by such Restricted Subsidiary during such period;

                  (2) the Net Income, if positive, of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles shall be excluded;

                  (4) each of the following shall be excluded (a) any increased amortization, depreciation or cost of sales resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, (b) the amortization of any intangible assets (including amortization attributable to goodwill and financing costs and including amortization of finance costs relating to the issuance of the Notes),
         (c) any nonrecurring charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to or at its stated maturity, (d) any non-cash nonrecurring charge arising out of the restructuring or consolidation of the operations of any Persons or businesses either alone or together with such Person or any Restricted Subsidiary of such Person; and

                  (5) any nonrecurring charge arising out of permanent closure of facilities of such Person and its Restricted Subsidiaries during each period.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the Issue Date; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the Issue Date, is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Credit Agreement" means that certain credit agreement dated as of October 22, 2003, as amended through the Issue Date, by and among the Company, Lehman Brothers, Inc., as lead arranger, Lehman Commercial Paper Inc., as Administrative Agent, certain financial institutions as lenders and other agents and arrangers party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

                  "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit or Debt Issuances, in each case, as amended, extended, renewed, restated, refinanced (including, refinancing with Debt Issuances), supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

                  "Debt Issuances" means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 hereof, substantially in the form of Exhibit A hereto, except that such Note will not bear the Global Note Legend and will not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Designated Senior Debt" means:

                  (1) any Indebtedness outstanding under any Credit Facility;
         and

                  (2) any other Senior Debt permitted hereunder, the principal amount of which is $25,000,000 or more and that has been designated by the Company as "Designated Senior Debt."

                  "Distribution Compliance Period" means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of
(i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means any public or private sale or issuance of Qualified Equity Interests made for cash on a primary basis by the Company after the Issue Date or any contribution of cash to the Company or an equity capital contribution in respect of Qualified Equity Interests.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the 7 7/8% Senior Subordinated Notes due 2014, registered under the Securities Act, issued pursuant to this Indenture in connection with an Exchange Offer pursuant to the Registration Rights Agreement and (ii) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Exchange Offer" means the exchange and issuance by the Company, pursuant to a Registration Rights Agreement, of a principal amount of Exchange Notes (which will be registered pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement)) equal to the outstanding principal amount of Initial Notes or Additional Notes, as the case may be, tendered by Holders thereof in connection with such exchange and issuance.

                  "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from (1) contributions to the Company's common equity capital and (2) the sale (other than to a Subsidiary or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any of the Company's Subsidiaries) of the Company's Capital Stock (other than Redeemable Stock), in each case, designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officer's Certificate, the cash net proceeds of which are excluded from the calculation set forth in the second clause (3) of paragraph (a) of Section 4.07 hereof.

                  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Issue Date until such amounts are repaid.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period.

                  In addition, for purposes of making the computation referred to above:

                  (1) acquisitions that have been made by the Company or any of the Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period; and

                  (2) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded; provided that whenever pro forma effect is to be given to an acquisition or a disposition, the amount of income or earnings related thereto (including the incurrence of any Indebtedness and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any regulation or policy of the Commission related thereto) shall be reasonably determined in good faith by one of the Company's responsible financial or accounting officers.

                  "Fixed Charges" means, with respect to any Person for any period, the sum of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); plus

                  (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) interest actually paid by such Person or any of its Restricted Subsidiaries under any guarantee of Indebtedness or other obligation of any other Person; plus

                  (4) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person (but in all cases excluding issuance costs).

                  "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

                  "Global Note Legend" means the legend set forth in Section 2.06(e)(i) hereof to be placed on all Global Notes issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means each Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                  (2) foreign exchange contracts or currency swap agreements;
         and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

                  "Holder" means a holder of Notes.

                  "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

                  "Indebtedness" means, with respect to any Person:

                  (1) any Redeemable Stock of such Person;

                  (2) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

                  (3) all indebtedness of any other Person secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person); and

                  (4) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Notes" means $215,000,000 in aggregate principal amount of 7 7/8% Senior Subordinated Notes due 2014 issued under this Indenture on the Issue Date.

                  "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Intangible Assets" means goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

                  "Investment" by any Person in any other Person means (without duplication):

                  (1) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

                  (2) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); and

                  (3) other than the Company's or any of the Restricted Subsidiaries' guarantees of Indebtedness to the extent permitted by
         Section 4.09 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; provided, however, Investments shall not be deemed to include extensions of trade credit by such Person or any of its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of such Person or such Subsidiary, as the case may be.

                  "Issue Date" means June 25, 2004.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

                  "Liquidated Damages" means amounts payable under the Registration Rights Agreement as pursuant to Section 4 of the Registration Rights Agreement.

                  "Moody's" means Moody's Investor Services, Inc. or any successor rating agency.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of preferred stock dividends, excluding, however, the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business, together with any related provision for taxes on such extraordinary or other material non-recurring gain or loss.

                  "Net Proceeds" means the aggregate cash or Cash Equivalent proceeds received by the Company or any of the Restricted Subsidiaries in respect of any Asset Sale, net of:

                  (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commission) and any other expenses incurred or to be incurred by the Company or a Restricted Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses);

                  (2) taxes actually paid or payable as a result thereof;

                  (3) amounts required to be applied to the repayment of Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

                  (4) all distributions and other payments required to be made to non-majority interest holders in the Company's Subsidiaries or Permitted Joint Ventures as a result of such Asset Sale; and

                  (5) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale.

                  "Non-Cash Consideration" means any non-cash or non-Cash Equivalent consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale and any non-cash or non-Cash Equivalent consideration received by the Company or any of the Restricted Subsidiaries upon disposition thereof.

                  "Non-recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a Guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the Notes) of the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the Company's or any of the Restricted Subsidiaries' stock or assets.

                  "Non-Qualified Asset Sale" means an Asset Sale in which the Non-Cash Consideration received by the Company or a Restricted Subsidiary exceeds 25% of the total consideration received in connection with such Asset Sale calculated in accordance with clause (2)(A), but not clause (2)(B), of the proviso to the first sentence under Section 4.10 hereof.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Notes" means the Initial Notes and, unless the context otherwise requires, the Additional Notes, including any Exchange Notes.

                  "Nursing Facility" means a nursing facility, hospital, outpatient clinic, assisted living center, hospice, long-term care facility or other facility that is used or useful in the provision of health care services.

                  "Nursing Facility Swap" means an exchange of assets by the Company or one or more of the Restricted Subsidiaries for one or more Nursing Facilities and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Nursing Facilities and/or one or more Related Businesses.

                  "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages (including, without limitation, Liquidated Damages) and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by one Officer of the Company, who must be the principal executive officer, the principal financial officer, a vice president, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Payment Default" means any failure to pay any scheduled installment of principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Permitted Joint Venture" means any joint venture that the Company or a Restricted Subsidiary is a party to that is engaged in a Related Business.

                  "Permitted Junior Securities" means:

                  (1) Equity Interests in the Company or any Guarantor; or

                  (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture.

                  "Permitted Liens" means:

                  (1) Liens in favor of the Company or the Guarantors;

                  (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries or becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or that becomes a Restricted Subsidiary of the Company;

                  (3) Liens on property existing at the time of acquisition thereof by the Company or any of the Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (5) Liens existing on the Issue Date under which the Notes are to be issued to the extent that such Liens secure Indebtedness outstanding on the Issue Date;

                  (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (7) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under this Indenture and that was incurred in accordance with the provisions of this Indenture; provided that such Liens do not extend to or cover any of the Company's or any of the Restricted Subsidiaries' property or assets other than assets or property securing the Indebtedness so refinanced;

                  (8) Liens securing Senior Debt, including Hedging Obligations permitted to be incurred by this Indenture;

                  (9) Purchase Money Liens;

                  (10) Liens on Medicare, Medicaid or other patient accounts receivable of the Company or the Restricted Subsidiaries and any other Liens granted by a Receivables Subsidiary, in each case in connection with a Receivables Financing; provided that the aggregate principal or redemption amount of Receivables Financing outstanding shall not exceed 50% of the net amount of the uncollected Medicare, Medicaid or other patient accounts receivable then owing to the Company or the Restricted Subsidiaries;

                  (11) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

                  (12) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property;

                  (13) any interest or title of a lessor under any Capitalized Lease Obligation;

                  (14) Liens upon specific items of inventory or equipment and proceeds of the Company or of any Restricted Subsidiary securing the Company's or such Restricted Subsidiary's obligations, as the case may be, in respect of bankers' acceptances issued or created for its account (whether or not under the Credit Agreement) to facilitate the purchase, shipment, or storage of such inventory and equipment;

                  (15) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted under this Indenture and issued in connection with the purchase of inventory or equipment by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (16) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of the Company or any Restricted Subsidiary, including rights of offset and set-off;

                  (17) Liens securing Acquired Debt or acquisition Indebtedness otherwise permitted by this Indenture; provided that such Lien does not extend to assets other than those so acquired at the time of such acquisition;

                  (18) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to a Default under this Indenture; and

                  (19) other Liens on assets of the Company or any of the Restricted Subsidiaries securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $15,000,000.

                  "Permitted Refinancing Indebtedness" means any of the Company's or any of the Restricted Subsidiaries' Indebtedness issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of the Restricted Subsidiaries; provided that:

                  (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and expenses incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities pursuant to the Section 4.09 hereof shall be subject to the refinancing provisions of the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(e)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

                  "Property" means with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase Agreement" means (i) with respect to the Initial Notes, the Purchase Agreement, dated June 18, 2004, among the Company, the Guarantors and the Initial Purchasers named therein and (ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Notes.

                  "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capital Lease Obligation, the lease) of any asset or property which is incurred within 180 days of such acquisition or completion of construction (or, if later, commencement of current operations) and is secured only by the assets so financed.

                  "Purchase Money Lien" means a Lien granted on an asset or property to secure Purchase Money Indebtedness permitted to be incurred under this Indenture and incurred solely to finance the acquisition or construction of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition or completion of construction (or, if later, commencement of current operations).

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Distribution" means a dividend or distribution to holders of the Company's Equity Interests consisting of the Capital Stock of one or more Restricted Subsidiaries; provided that: (i) the Capital Stock being dividended or distributed to such holders is the Capital Stock of one or more Restricted Subsidiaries engaged solely in Ancillary Business; (ii) the assets of such Restricted Subsidiaries whose Capital Stock is the subject of such dividend or distribution do not exceed 10.0% of the Company's Total Assets immediately prior to giving effect to such dividend or distribution; (iii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such dividend or distribution; an (iv) the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such dividend or distribution is declared would have been at least 2.25 to 1, determined on a pro forma basis, as if such dividend or distribution (and any reduction of Indebtedness directly related to such dividend or distribution) had been made at the beginning of such Reference Period.

                  "Qualified Equity Interests" shall mean all of the Company's Equity Interests other than its Redeemable Stock.

                  "Receivables Financing" means the sale or other disposition of Medicare, Medicaid or other patient accounts receivable of the Company or any of its Subsidiaries to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such accounts receivable.

                  "Receivables Subsidiary" means a Subsidiary of the Company exclusively engaged in Receivables Financing and activities reasonably related thereto, including Beverly Funding Corporation, a Delaware corporation.

                  "Redeemable Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless the Company have first complied with the provisions of Section
4.15 hereof.

                  "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

                  "Reference Treasury Dealer" means Lehman Brothers Inc. or JP Morgan Securities Inc., at the Company's option, and their respective successors; provided, however, that if Lehman Brothers or JP Morgan

Securities Inc. shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company may substitute therefore another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quote in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Related Business" means the business conducted by the Company and the Restricted Subsidiaries as of the Issue Date and any and all health care service businesses that in the reasonable business judgment of the Company's Board of Directors are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the operation of long-term and specialty health care services, skilled nursing care, subacute care, rehabilitation programs, pharmaceutical services, geriatric care and home health care.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Services Division of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Global Notes" means the Rule 144A Global Note, the Regulation S Global Note and IAI Global Note, each of which shall bear the Private Placement Legend.

                  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than:

                  (1) Investments in Cash Equivalents;

                  (2) Investments in a Restricted Subsidiary;

                  (3) Investments in any Person that as a consequence of such Investment becomes a Restricted Subsidiary;

                  (4) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable to the Company than that being renewed or replaced;

                  (5) accounts receivable, advances, loans, extensions of credit created or acquired in the ordinary course of business;

                  (6) Investments made as a result of the receipt of Non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (7) Investments made as the result of the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of a Person or Persons other than the Company or any of the Restricted Subsidiaries that is secured by Liens on assets sold or otherwise disposed of by the Company or such Subsidiary to such Person or Persons; provided that such Indebtedness was in existence prior to the contemplation of such sale or other disposition and that the terms of such guarantee permit the Company or such Restricted Subsidiary to foreclose on the pledged or mortgaged assets if the Company or such Subsidiary are required to perform under such guarantee;

                  (8) Investments having an aggregate fair market value on the date such Investment was made and without giving effect to any subsequent change in value, in an amount not to exceed at any one time outstanding, the greater of (a) $100,000,000 and (b) 7.5% of Total Assets;

                  (9) bonds, notes, debentures and other securities received as consideration for Assets Sales to the extent permitted under Section
         4.10 hereof;

                  (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

                  (11) loans and advances to officers, directors and employees made in the ordinary course of business of less than $7,500,000 in the aggregate at any one time outstanding;

                  (12) agreements resulting from Hedging Obligations permitted under Section 4.09 hereof;

                  (13) the acquisition by a Receivables Subsidiary in connection with a Receivables Financing of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Receivables Financing; and any other Investment by the Company or any of the Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Receivables Financing; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not the Company's Affiliates entered into as part of a Receivables Financing;

                  (14) shares of Capital Stock or other securities received in settlement of debts owed to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any good faith settlement of a bankruptcy proceeding;

                  (15) any Investment consisting of a guarantee permitted under
         Section 4.09 hereof;

                  (16) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (17) advances to employees for moving, travel and entertainment, payroll advances and other similar advances to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (18) Investments consisting of guarantees of debts of Permitted Joint Ventures permitted under clause 12 of Section 4.09 hereof; and

                  (19) Investments in any Related Business; provided, however, that a merger of another person with or into the Company or a Restricted Subsidiary shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a Restricted Subsidiary.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
         Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Notes" means all Notes offered and sold to QIBs in reliance on Rule 144A.

                  "Rule 903" means Rule 903 promulgated under the Securities
         Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
         Act.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Securitization Financing Amount" means with respect to a Receivables Financing, that portion of the Indebtedness of the related Receivables Subsidiary that is attributable to the accounts receivable and related assets of the type set forth in the definition of "Receivables Financing" transferred to such Receivables Subsidiary by or on behalf of the Company and the Restricted Subsidiaries.

                  "Senior Debt" means:

                  (1) all of the Company's or any Guarantor's Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

                  (2) all of the Company's or any Guarantor's Indebtedness outstanding on the Issue Date which does not expressly provide that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee;

                  (3) any other of the Company's or any Guarantor's Indebtedness permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and

                  (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

                  Notwithstanding anything to the contrary in the immediately preceding paragraph, Senior Debt shall include all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding.

                  Notwithstanding anything to the contrary in the immediately preceding paragraph, Senior Debt shall not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (2) any of the Company's Indebtedness to any of the Company Subsidiaries or other Affiliates;

                  (3) any trade payables; or

                  (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

                  "Senior Subordinated Indebtedness" means:

                  (1) with respect to the Company, the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Debt; and

                  (2) with respect to any Guarantor, the Guarantees and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to have the same rank as the Guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Guarantor which is not Senior Debt.

                  "Shelf Registration Statement" means the shelf registration statement issued by the Company in connection with the offer and sale of Notes pursuant to a Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Stockholders' Equity" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

                  "Subordinated Indebtedness" means the Company's or a Guarantor's Indebtedness that is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee of the Notes, as applicable.

                  "Subordinated Obligations" means any Indebtedness of a party (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Guarantee" means any Guarantee by a Guarantor of the Company's payment Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

                  "Supplemental Indenture" means the supplemental indenture attached as Exhibit C hereto.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under TIA.

                  "Total Assets" of the Company, means the Company's and the Restricted Subsidiaries total consolidated assets, as shown on the Company's and the Restricted Subsidiaries' most recent consolidated balance sheet.

                  "Transfer Restricted Securities" means securities that bear or are required to bear the Private Placement Legend set forth in Section 2.06(e)(i) hereof.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Global Note" means one or more Global Notes, substantially in the form of Exhibit A attached hereto, that bear the Global Note Legend, that do not and are not required to bear the Private Placement Legend and are deposited with or on behalf of and registered in the name of the Depositary or its nominee.

                  "Unrestricted Subsidiary" means any of the Company's Subsidiaries or any successor to any of them that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any of the Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve its financial condition or to cause the Company to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise, directly or indirectly, provided credit support for any of the Company or any of the Restricted Subsidiaries' Indebtedness.

                  Any designation of a Subsidiary of such Person as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of such Person as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, such Person will be in default of such covenant. The Board of Directors of such Person may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Person of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) if required as set forth under Section 4.17 hereof, such Subsidiary executes and delivers to the Trustee a Supplemental Indenture providing for a Guarantee.

                  "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                  "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

Section 1.02      Other Definitions.

                                                                                        Defined in
                   Term                                                                   Section
        "Affiliate Transaction".............................................................4.11
        "Asset Sale Offer"..................................................................3.09
        "Authentication Order"..............................................................2.02
        "Change of Control Offer"...........................................................4.15
        "Change of Control Payment".........................................................4.15
        "Change of Control Payment Date"....................................................4.15
        "Company".......................................................................Preamble
        "Covenant Defeasance"...............................................................8.03
        "DTC"...............................................................................2.03
        "Event of Default"..................................................................6.01
        "Excess Proceeds"...................................................................4.10
        "Guarantors"....................................................................Preamble
        "incur".............................................................................4.09
        "Investment Grade Rating"...........................................................4.19
        "Legal Defeasance"..................................................................8.02
        "Offer Amount"......................................................................3.09
        "Offer Period"......................................................................3.09
        "Paying Agent"......................................................................2.03
        "Payment Blockage Notice"..........................................................12.02
        "Purchase Date".....................................................................3.09
        "Registrar".........................................................................2.03
        "Regulation S Global Note"..........................................................2.01
        "Restricted Payments"...............................................................4.07
        "Rule 144A Global Note".............................................................2.01
        "Suspended Covenants"...............................................................4.19

Section 1.03      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; AND

                  "obligor" on the Notes means the Company and the Guarantors, respectively, and any successor obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

                  Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                  (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) "including" means "including without limitation";

                  (viii) provisions apply to successive events and transactions; and

                  (ix) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01      Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may be issued in the form of Definitive Notes or Global Notes, as specified by the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $1,000 and integral multiples thereof.

                  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

                  (b) Initial Notes. The Initial Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S. Initial Notes may thereafter be transferred to, among others, QIBs, Institutional Accredited Investors in transactions exempt from the registration requirements of the Securities Act other than an exemption under Rule 144A, Regulation S and Rule 144 and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A will be issued initially in the form of one or more Global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Initial Notes initially resold pursuant to Regulation S will be issued initially in the form of one or more Global Notes in definitive, fully registered form (collectively, the "Regulation S Global Note"), in each case without interest coupons and with the Global Note Legend and Private Placement Legend set forth in Exhibit A hereto, which will be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note may be held only through Euroclear and Clearstream (as indirect participants in DTC) and will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or a Definitive Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then only upon (x) certification in form reasonably satisfactory to the Trustee that Beneficial Ownership interests in such Regulation S Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act and (y) in the case of an exchange for a Definitive Note, in compliance with Section 2.01(c) hereof. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.01(c) will apply only to a Global Note deposited with or on behalf of the Depositary.

                  The Company will execute and the Trustee will, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) will be deposited upon issuance with the Trustee as custodian for the Depositary, in New York, New York and (b) will be registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant in the Depositary.

                  Participants in the Depositary will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee will be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

                  (d) Certificated Notes. Except as provided in this Section
2.01 Section 2.06(c) hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

Section 2.02      Execution and Authentication.

                  (a) One Officer will sign the Notes for the Company by manual or facsimile signature.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

                  (c) A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

                  (d) The Trustee will authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $215,000,000 7 7/8% Senior Subordinated Notes due 2014, (ii) Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section 2.02 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes or Additional Notes, in each case upon a written order of the Company signed by one Officer of the Company (an "Authentication Order"). Such order will specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

                  (e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent for service of notices and demands.

Section 2.03      Registrar and Paying Agent.

                  (a) The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of the Restricted Subsidiaries may act as Paying Agent or Registrar.

                  (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

                  The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest, premium or Liquidated Damages, if any, on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

                  The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and will otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee, at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company will otherwise comply with TIA Section 312(a).

Section 2.06      Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Notes or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar will register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                  (i) are duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                  (ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.06(b) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Notes are being delivered to
                  the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if such Definitive Notes are being transferred to
                  the Company, a certification to that effect; or

                           (C) if such Definitive Notes are being transferred
                  (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144, (y) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act other than an exemption under clause (x) above, or (z) in reliance upon another exemption from the requirements of the Securities Act:
                  (1) a certification to that effect (in the form provided in this Indenture in Exhibit B attached hereto) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions set forth in the legend set forth in Section 2.06(e)(i) hereof.

                  (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Security. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, a Regulation S Global Note or an IAI Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Security or (C) is being transferred to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act other than an exemption under Rule 144A, Regulation S or Rule 144; and

                  (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A) above), Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B) above) or IAI Global Note (in the case of a transfer pursuant to clause (b)(i)(C) above) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, Regulation S Global Note or IAI Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee will cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, Regulation S Global Note or IAI Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and will credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, Regulation S Global Note or IAI Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, Regulation S Global Notes or IAI Global Notes, as applicable, are then outstanding, the Company will issue and the Trustee will authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Note, Regulation S Global Note or IAI Global Note, as applicable, in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein will be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note will deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the Participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar will, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar will reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar will reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(c)(v) hereof), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.06(c)(v) hereof, prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or Regulation D under the Securities Act, as the case may
         be) and such other procedures as may from time to time be adopted by the Company.

                  (v) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.01 hereof will be transferred to the Beneficial Owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 hereof and (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice, (B) an Event of Default has occurred and is continuing, or (C) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture; provided that the Company is obligated to promptly instruct the Trustee to authenticate and deliver Definitive Notes to the Beneficial Owners of such Global Notes in exchange for such Global Notes upon the occurrences of the events described in clauses (A) and (B) above.

                  Any Global Note that is transferable to the Beneficial Owners thereof pursuant to this Section 2.06(c)(v) will be surrendered by the Depositary to the Trustee located at its principal corporate trust office in New York, New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee will authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.06(c)(v) will be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Security will, except as otherwise provided by Section 2.06(e) hereof or unless not required by applicable law, bear the Private Placement Legend set forth in Exhibit A hereto.

                  (d) (i) Exchanges Between Regulation S Global Notes and Rule 144A Global Notes. Prior to the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and (ii) the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture in Exhibit B attached hereto) to the effect that the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB; (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                  Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture in Exhibit B attached hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

                  Transfers involving exchanges of beneficial interests between the Regulation S Global Notes will be effected through the Depositary by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to the beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of the Depositary may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Distribution Compliance Period.

                  (ii) Exchanges Between Regulation S Global Notes and IAI Global Notes. Beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in the IAI Global Note only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture in Exhibit B attached hereto) to the effect that the Notes are being transferred to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act other than an exemption under Rule 144A, Regulation S, or Rule 144.

                  Beneficial interests in a IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture in Exhibit B attached hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

                  Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and IAI Global Notes will be effected through the Depositary by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the IAI Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to the beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of the Depositary may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Distribution Compliance Period.

                  (iii) Exchanges Between IAI Global Notes and Rule 144A Global Notes. Beneficial interests in a IAI Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and (ii) the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture in Exhibit B attached hereto) to the effect that the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB; (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                  Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the IAI Global Note only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture in Exhibit B attached hereto) to the effect that the Notes are being transferred to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act other than an exemption under Rule 144A, Regulation S, or Rule 144.

                  Transfers involving exchanges of beneficial interests between the IAI Global Notes will be effected through the Depositary by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the IAI Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to the beneficial interest in such other Global Note for so long as it remains such an interest.

                  (e) Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) will bear the Private Placement Legend in substantially the following form:

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE

         SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

         Each Global Note will also bear the Global Note Legend in substantially the following form:

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
         (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
         2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         Each Definitive Note will also bear the following additional legend:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144, the Registrar will permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (in the form provided in this Indenture in Exhibit B attached hereto).

                  (iii) After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends relating to the restrictions on transfer relating to the Securities Act on such Initial Note will cease to apply, the requirements requiring that any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note or appropriate directions to transfer such Holder's interest in the Global Note, as applicable.

                  (iv) Upon the consummation of an Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restrictive securities legend relating to the restrictions on transfer relating to the Securities Act set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Exchange Offer.

                  (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, purchased or canceled, each such Global Note will be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note will be reduced and an adjustment will be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

                  (g) General Provisions Relating to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Definitive Notes and Global Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's or co-registrar's request.

                  (ii) No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and
         9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, premium and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar will be affected by notice to the contrary.

                  (iv) Neither the Registrar nor the Company will be required:

                           (A) to issue, to register the transfer of or to
                  Exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  (vi) The Trustee will authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

                  (h) No Obligation of the Trustee.

                  (i) The Trustee will have no responsibility or obligation to any Beneficial Owner of a Global Note, a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes will be given or made only to or upon the order of the registered Holders (which will be the Depositary or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note will be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and will be fully protected in relying upon information furnished by the Depositary with respect to its Participants and any Beneficial Owners.

                  (ii) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07      Replacement Notes.

                  (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of the Authentication Order in accordance with Section 2.02 hereof, will authenticate a replacement Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Such Holder will reimburse the Company and the Trustee may charge for their expenses in replacing a Note.

                  (b) Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those set forth in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, on that date with respect to the Notes, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon receipt of the Authentication Order in accordance with Section 2.02 hereof. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and that are reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Notes in exchange for temporary Notes.

Section 2.11      Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon the sole direction of the Company, the Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act or other applicable laws). Upon written request, certification of the disposition of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date will be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.

Section 2.13      CUSIP Numbers.

                  The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14      Issuance of Additional Notes.

                  The Company will be entitled, subject to its compliance with
Section 4.09 hereof, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and rights under a related registration rights agreement. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents and redemptions.

                  With respect to any Additional Notes, the Company will set forth in a resolution of the Board of Directors of the Company and an Officers' Certificate, copies of which will be delivered to the Trustee, the following information:

                  (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (ii) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

                  (iii) whether such Additional Notes will be Transfer Restricted Securities or will be issued in the form of Exchange Notes.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it will furnish to the Trustee, at least 45 days before a redemption date, an Officers' Certificate setting forth
(i) the clause of this Indenture pursuant to which the redemption will occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

Section 3.02      Selection of Notes to be Redeemed or Purchased.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase not more than 60 days prior to the redemption date as the Trustee deems fair and appropriate; provided that no Notes of $1,000 or less will be redeemed in part.

                  The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof.

                  The notice will identify the Notes to be redeemed (including CUSIP Numbers, if any) and will state:

                  (i) the redemption date;

                  (ii) the redemption price;

                  (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (iv) the name and address of the Paying Agent;

                  (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (vi) that on the redemption date and, if applicable, upon the satisfaction of any conditions to such redemption set forth in such notice of redemption, the redemption price will become due and payable upon each such Note or portion thereof, and that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period allowed by the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

                  Subject to the immediately following sentence, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption will become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent.

Section 3.05      Deposit of Redemption or Purchase Price.

                  Prior to 10:00 a.m. New York City time on the Business Day prior to the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

                  Upon surrender of a Note that is redeemed or purchased in part, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed or purchased. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note.

Section 3.07      Optional Redemption.

                  (a) At any time prior to June 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that:

                  (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and

                  (ii) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

                  Notice of any redemption upon an Equity Offering may be given prior to completion of the related Equity Offering, and any such notice or redemption may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

                  (b) At any time and from time to time prior to June 15, 2009, the Company may, at its option, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice mailed by first class mail to each Holder's registered address, at a redemption price equal to the greater of:

                  (1) 100% of their principal amount plus accrued and unpaid interest to the date of redemption, or

                  (2) (A) the sum of the present values of (x) the remaining scheduled payments of principal and interest thereon from the date of redemption to June 15, 2009, except for currently accrued and unpaid interest, and (y) the redemption price of the Notes on June 15, 2009, discounted to the date of redemption, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 0.75%, plus

                           (B) accrued and unpaid interest and Liquidated
                  Damages, if any, to the date of redemption.

                  (c) Except pursuant to Sections 3.07(a) and 3.07(b) hereof, the Notes will not be redeemable at the Company's option prior to June 15, 2009.

                  (d) On or after June 15, 2009, the Company may redeem, at its option, all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

                  Year                                        Percentage
                  2009...............................          103.938%
                  2010...............................          102.625%
                  2011 ..............................          101.313%
                  2012 and thereafter................          100.000%

                  (e) Any redemption pursuant to this Section 3.07 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

                  Except as provided for in Section 4.10 hereof upon an asset sale by the Company and in Section 4.15 hereof upon the occurrence of a change of control, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

                  In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

                  The Asset Sale Offer will be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer will be made to all Holders. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (i) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (ii) the Offer Amount, the purchase price and the Purchase
         Date;

                  (iii) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (vi) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (vii) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

                  (viii) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (ix) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof and other pari passu Indebtedness tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and other pari passu Indebtedness tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note and the Trustee, upon written request from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes.

                  The Company shall pay or cause to be paid the principal of, interest, premium and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, interest, premium and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof holds, as of 10:00 a.m. Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest and premium, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

Section 4.03      Reports.

                  (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee for mailing to the Holders, within 15 days after the Company files or would have been required to file all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants.

                  In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

                  The Company shall be deemed to have furnished such reports to the Trustee and the Holders of Notes if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

(b) Following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in Sections 4.03(a)(i) and (ii) hereof with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04      Compliance Certificate.

                  (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, premium and Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06       Stay, Extension and Usury Laws.

                  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

                  (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution on account of the Company's or any of the Restricted Subsidiaries' Equity Interests (other than (w) dividends or distributions payable in the Company's Qualified Equity Interests, (x) dividends or distributions payable to the Company or any of the Restricted Subsidiaries, (y) dividends or distributions by any of the Restricted Subsidiaries payable to all holders of a class of Equity Interests of such Restricted Subsidiary on a pro rata basis and (z) Qualified Distributions);

                  (2) purchase, redeem or otherwise acquire or retire for value any of the Company's or any of the Restricted Subsidiaries' Equity Interests;

                  (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than intercompany debt), except at the original scheduled maturity date or dates thereof; or

                  (4) make any Restricted Investment,

all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments," unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalents, shall be the fair market value (as conclusively evidenced by an Officer's Certificate delivered to the Trustee within 60 days prior to the date of such Restricted

Payment) of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

                  (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (5), (7), (8), (9) and (10) of paragraph (b) below), is less than the sum (without duplication) of:

                           (A) 50% of the Company's Consolidated Net Income for
                  the period (taken as one accounting period) from the beginning of the fiscal quarter commencing after December 31, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (B) 100% of the fair market value of the aggregate
                  net cash proceeds or other Property that the Company receives as a contribution to its common equity capital or from the issue or sale (other than to one of the Restricted Subsidiaries) since December 31, 2003 of the Company's Qualified Equity Interests or any of the Restricted Subsidiaries' debt securities that have been converted into or exchanged for such Qualified Equity Interests of the Company, plus

                           (C) to the extent that any Restricted Investment that
                  was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or (ii) the initial amount of such Restricted Investment, plus

                           (D) to the extent that any of the Unrestricted
                  Subsidiaries is redesignated as a Restricted Subsidiary after Issue Date, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

         (b) The foregoing provisions shall not prohibit the following Restricted Payments:

                  (1) the payment of any dividend or the consummation of any irrevocable redemption of debt that is subordinate to the Notes, within 60 days after the date of declaration of any dividend or the delivery of any irrevocable notice of redemption, as the case may be, if at said date of declaration or the date such notice is delivered, such dividend or redemption payment, as the case may be, would have otherwise complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeaseance or other acquisition of any Equity Interests of the Company or any of the Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of the Company's Qualified Equity Interests; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

                  (3) the defeasance, redemption, repurchase or other acquisition of the Company's Subordinated Indebtedness or Preferred Stock with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to one of the Company's Restricted Subsidiaries) of the Company's Qualified Equity Interests; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

                  (4) any purchase or defeasance of the Company's or a Guarantor's Subordinated Indebtedness or Preferred Stock to the extent required upon a change of control or asset sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (A) in the case of a Change of Control, has complied with its obligations under Section 4.15 hereof or (B) in the case of an Asset Sale, have applied the Net Proceeds from such Asset Sale in accordance with the provisions under Section 4.10 hereof;

                  (5) repurchases by the Company of its Capital Stock pursuant to any stockholder's agreement, management equity subscription plan or agreement, employment agreement, consulting agreement, stock option plan or agreement or employee benefit plan of the Company, in an aggregate amount not to exceed $5,000,000 in any fiscal year, with any unused amounts in any fiscal year being carried over to the next fiscal year; provided that such amount in any fiscal year may be increased by an amount not to exceed (A) the cash proceeds from the issue or sale of the Company's Capital Stock to any such directors, officers, employees or consultants that occurs after the Issue Date (to the extent that the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of paragraph (a)(3)(B) above) plus (B) the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date;

                  (6) the redemption, repurchase, acquisition or retirement of equity interests in any Restricted Subsidiary or any Permitted Joint Venture of the Company or a Restricted Subsidiary;

                  (7) (x) the repurchase of the Company's Capital Stock deemed to occur upon the cashless exercise of stock options, warrants, or convertible or exchangeable securities if such Capital Stock represents a portion of the exercise or exchange price of such options, warrants, or convertible or exchangeable securities; and (y) payments to fund the Company's purchase of fractional shares arising out of stock dividends, splits or combinations or business combinations;

                  (8) the declaration and payment of dividends to holders of any class or series of the Company's Redeemable Stock issued on or after the Issue Date in accordance with the first paragraph of Section 4.09 hereof;

                  (9) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $30,000,000; and

                  (10) Investments that are made with Excluded Contributions;

provided, however, in the case of each of clauses (5), (6), (9) and (10) of this paragraph (b), no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary, other than a Receivables Subsidiary and Beverly Indemnity, Ltd., to:

                  (1) (A) pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries on the Company's or any Restricted Subsidiaries' Capital Stock, as the case may be, or with respect to any other interest or participation in, or measured by, the Company's or the Restricted Subsidiaries' profits; provided that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, or

                           (B) pay any Indebtedness owed to the Company or any
                  of the Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of the Restricted Subsidiaries;

                  (3) transfer any of the Restricted Subsidiaries' properties or assets to the Company or any of the Restricted Subsidiaries; or

                  (4) guarantee the Company's obligations,

except for such encumbrances or restrictions existing under or by reason of:

                  (1) existing Indebtedness as in effect on the Issue Date;

                  (2) this Indenture, the Notes and the Guarantees;

                  (3) applicable law, rule, regulation or order;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in violation of Section
         4.09 hereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture except to the extent that such Consolidated Cash Flow would be permitted to be dividended to the Company without the prior consent or approval of any third party;

                  (5) customary non-assignment provisions in leases, licenses or similar contracts entered into in the ordinary course of business or that restrict subletting assignment or transfer or any property or asset that is subject to a lease or similar contract;

                  (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature set forth in clause (3) in the preceding paragraph on the property so acquired;

                  (7) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary pending the sale or other disposition of such assets or Restricted Subsidiary;

                  (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) any Credit Facility and related documentation as the same is in effect on the Issue Date and as amended or replaced from time to time, provided that no such amendment or replacement is materially more restrictive as to the matters enumerated above than any Credit Facility and related documentation as in effect on the Issue Date;

                  (10) any encumbrance or restriction contained in contracts for sales of assets or Capital Stock of a Restricted Subsidiary permitted under Section 4.10 hereof with respect to the assets or Capital Stock of a Restricted Subsidiary to be sold pursuant to such contract;

                  (11) encumbrances or restrictions contained in agreements entered into in connection with Hedging Obligations permitted from time to time under this Indenture;

                  (12) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
         (1) and (4), provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive than those contained in such agreement;

                  (13) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (14) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

                  (15) restrictions on cash or other deposits or net worth belonging to patients of the Company or any of the Restricted Subsidiaries imposed by patients under contracts entered into in the ordinary course of business;

                  (16) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Receivables Financing; provided that such restrictions apply only to such Receivables Subsidiary; and

                  (17) any agreement governing Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided that such encumbrance or restriction is not reasonably expected to result in the Company being unable to make principal or interest payments on the Notes, as determined in good faith by the Company's Board of Directors.

Nothing contained in this Section 4.08 shall prevent the Company or any of the Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens permitted by this Indenture or entering into agreements in connection therewith that impose restrictions on the transfer or disposition of the property or assets subject to such Liens.

Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock.

                  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") after the Issue Date any Indebtedness (including Acquired Debt) and the Company shall not permit any of the Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least
2.0 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit shall be deemed to be incurred when the letter of credit is first issued.

                  The foregoing provisions do not apply to:

                  (1) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness under any one or more Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the Company's or any of the Restricted

         Subsidiaries' maximum stated reimbursement obligation with respect thereto) pursuant to this clause (1) not to exceed $350,000,000;

                  (2) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes offered on the Issue Date and the related Exchange Notes and any guarantees thereof;

                  (3) the incurrence by the Company or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including, without limitation, Existing Indebtedness);

                  (4) the incurrence by the Company or any of the Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Restricted Subsidiaries; provided that any subsequent issue or transfer of Capital Stock or other event that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof not permitted by this clause (4));

                  (5) the incurrence by the Company or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness or the amount of such receivable or liability to which such Hedging Obligation relates;

                  (6) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Company or the Restricted Subsidiary;

                  (7) the incurrence by Receivables Subsidiaries of Indebtedness not to exceed $125,000,000 in the aggregate at any time outstanding;

                  (8) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including borrowings under a Credit Facility), in each case, incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction, development, maintenance, upgrade or improvement of property, plant, equipment or assets (in each case whether through the direct purchase of assets or through the purchase of Capital Stock of the Person owning such assets) used in the Company's business or the business of such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed, at any time outstanding the greater of (a) $70,000,000 and (b) 5% of Total Assets;

                  (9) the Company's or any of the Restricted Subsidiaries' Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five Business Days;

                  (10) the guarantee by the Company or any Guarantor of the Company's Indebtedness or Indebtedness of a Guarantor that was permitted to be incurred by another provision of this Section 4.09;

                  (11) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit collection or overdraft protection in the ordinary course of business;

                  (12) Indebtedness arising from guarantees of Obligations of Permitted Joint Ventures of the Company or any of the Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time;

                  (13) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $125,000,000; and

                  (14) the Company's and the Restricted Subsidiaries' obligations arising from the Company's or the Restricted Subsidiaries' agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or any of the Company's Subsidiaries in accordance with the terms of this Indenture, other than Guarantees by the Company or any of the Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or any of the Company's Subsidiaries for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such obligations shall not exceed the gross proceeds, including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by the Company and the Restricted Subsidiaries in connection with such disposition.

                  For purposes of determining any particular amount of Indebtedness under this Section 4.09, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.09,

                  (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by the second paragraph of this Section 4.09, the Company may in its sole discretion, (x) divide and classify such item of Indebtedness on the date of incurrence thereof, or (y) later classify, reclassify or divide all or a portion of such item of Indebtedness in any manner that complies with this Section 4.09;

                  (2) the outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date;

                  (3) the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock shall not be deemed an issuance of Redeemable Capital Stock;

                  (4) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to the covenant shall not be deemed to be exceeded as a result of fluctuation in the exchange rates of currencies;

                  (5) in connection with any Receivables Financing, the outstanding principal amount of Indebtedness shall be the Securitization Financing Amount; and

                  (6) the outstanding principal amount of Indebtedness with respect to Redeemable Capital Stock shall be measured as the greater of the voluntary or involuntary maximum fixed repurchase price or liquidation value on the date of determination, but excluding any accrued dividends for any current period that are not yet payable.

         The accrual of interest, the accretion or amortization of original issue discount, the payment of interest and dividends on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment or accrual of dividends on Redeemable Stock or preferred stock in the form of additional shares of the same class of

Redeemable Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Redeemable Stock or preferred stock for purposes of this Section 4.09.

         Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to be incurred under the first paragraph of this Section 4.09.

Section 4.10      Asset Sales.

         (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any Person assuming responsibility for any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (2) at least 75% of the consideration therefor that the Company or such Restricted Subsidiary receives is in the form of cash or Cash Equivalents; provided that, for purposes of this provision (and for the purposes of the definition of "Non-Cash Consideration"), each of the following shall be deemed to be cash:

                           (A) the amount of:

                                    (i) any of the Company's or such Restricted
                           Subsidiary's liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), other than liabilities that are by their terms subordinated to the Notes or the Guarantees, that are assumed by the transferee of any such assets,

                                    (ii) any securities or other obligations
                           that the Company or such Restricted Subsidiary receive from such transferee that the Company or such Restricted Subsidiary convert into cash or Cash Equivalents within 180 days of the consummation of such Asset Sale (subject to ordinary settlement periods), to the extent of the cash or Cash Equivalents received in the conversion,

                                    (iii) any Capital Stock or assets of the
                           kind referred to below in clauses (b)(2) and (b)(3) of this Section 4.10 below, and

                                    (iv) accounts receivable of a business,
                           retained by the Company or one of the Restricted Subsidiaries following the sale of such business; provided that (x) such accounts receivable are not past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable; and

                           (B) the fair market value of any Non-Cash
                  Consideration that the Company or a Restricted Subsidiary receives in any Non-Qualified Asset Sale shall be deemed to be cash to the extent that the aggregate fair market value (as reasonably determined by the Company and as set forth in an Officer's Certificate) of all Non-Cash Consideration (measured at the time received and without giving effect to any subsequent changes in value) received by the Company or any of the Restricted Subsidiaries since the Issue Date in all Non-Qualified Asset Sales does not exceed 10% of the Company's Total Assets as of the date of such consummation. Notwithstanding the foregoing, to the extent the Company or any of the Restricted Subsidiaries receives Non-Cash Consideration as proceeds of an Asset Sale, such Non-Cash Consideration shall be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when the Company or such Restricted Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

       (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds:

                  (1) to repay Senior Debt;

                  (2) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses (or enter into a definitive agreement committing the Company or a Restricted Subsidiary to make such purchase within six months of the date of such agreement; provided that, if such agreement is terminated, the Company or such Restricted Subsidiaries may invest such Net Proceeds prior to the end of such 365-day period, or if later prior to the end of the six-month period referred to in this clause (2)); or

                  (3) to make a capital expenditure or to acquire other capital assets, in each case, that are used or useful in any business in which the Company is permitted to be engaged pursuant to Section 4.13 hereof (or enter into a definitive agreement committing the Company or a Restricted Subsidiary to make such acquisition or expenditure within six months after the date of such agreement; provided that, if such agreement is terminated, the Company or such Restricted Subsidiary may invest such Net Proceeds prior to the end of such 365-day period, or if later prior to the end of such six-month period referred to in this clause (3)).

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Company shall be required to make an offer to all Holders of Notes and holders of any of the Company's other Indebtedness ranking on a parity with the Notes from time to time outstanding with similar provisions that require the Company to make an Asset Sale Offer to purchase the maximum principal amount of the Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time under this Indenture. If the aggregate principal amount of Notes and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and such other Indebtedness shall be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

Section 4.11      Transactions with Affiliates.

                  Neither the Company nor any of the Restricted Subsidiaries shall sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and if in the reasonable business judgment of the Company's Board of Directors, no comparable transaction is available with which to compare such Affiliate transaction, such Affiliate transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

                  (2) the Company delivers to the Trustee

                           (A) with respect to an Affiliate Transaction
                  involving aggregate consideration in excess of $15,000,000, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (B) with respect to an Affiliate Transaction
                  involving aggregate consideration in excess of $25,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the foregoing restrictions shall not apply to:

                                    (i) transactions or payments pursuant to any
                           employment arrangements, consulting arrangements, director or officer indemnification agreements or employee or director benefit plans entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

                                    (ii) transactions between or among the
                           Company and/or the Restricted Subsidiaries;

                                    (iii) Restricted Payments permitted by the
                           provisions of this Indenture pursuant to Section 4.07 hereof;

                                    (iv) loans and advances to the Company's or
                           any of the Restricted Subsidiaries' officers, directors and employees in the ordinary course of the Company's business or in the ordinary course of business of the Restricted Subsidiaries not exceeding $7,500,000 in the aggregate at any one time outstanding;

                                    (v) any issuance or sale of Capital Stock
                           (other than Redeemable Capital Stock) to, or receipt of capital contribution from, Affiliates of the Company;

                                    (vi) transactions between the Company and
                           any Person, a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person;

                                    (vii) the issuance of securities or other
                           payments, awards or grants in cash, securities or otherwise pursuant to, or funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Company's Board of Directors;

                                    (viii) any transaction pursuant to any
                           agreement in existence on the Issue Date, as such arrangement, contract or agreement may be amended, restated, renewed, extended, refinanced, refunded or replaced from time to time; provided that any such amendment or restatement, renewal, extension, refinancing, refunding or replacement is on terms and conditions not materially less favorable to the Company or the Restricted Subsidiaries, taken as a whole, than the arrangement, contract or agreement in existence on the Issue Date;

                                    (ix) fees and compensation paid to and
                           indemnity provided on behalf of the Company or any Restricted Subsidiaries' directors, officers or employees in the ordinary course of business;

                                    (x) advances to employees for moving,
                           entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; and


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

                                    (xi) transactions between a Receivables
                           Subsidiary and any Person in which the Receivables Subsidiary has an Investment as required to effect a Receivables Financing.

Section 4.12      Liens.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, that secures Senior Subordinated Indebtedness or Subordinated Obligations, unless:

                  (1) in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary ), assets, proceeds, income or profit that is senior in priority to such Liens; and

                  (2) in the case of Liens securing Senior Subordinated Indebtedness, the Notes are equally and ratably secured on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

Section 4.13      Business Activities.

                  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business other than the ownership, operation and management of Nursing Facilities and Related Businesses.

Section 4.14      Corporate Existence.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15      Offer to Repurchase upon Change of Control.

      If a Change of Control occurs, Holders of Notes, shall have the right to require the Company to offer to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. The Company shall only redeem Notes in an amount of $1,000 or an integral multiple of $1,000.

                  Within 45 days following any Change of Control, the Company shall, or the Company shall direct the Trustee to, mail a notice (the "Change of Control Offer") to each registered Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Holder's Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date (the "Change of Control Payment");

                  (2) the repurchase date, which will not be earlier than 30 days from the date such notice is mailed, or later than 90 days from the date the Change of Control occurred (the "Change of Control Payment Date");

                  (3) that any Notes not tendered will continue to accrue interest and Liquidated Damages, if any, in accordance with the terms of this Indenture; and

                  (4) the procedures determined by the Company, consistent with this Indenture, that such Holder must follow to have its Notes repurchased.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes in integral multiples of $1,000 properly tendered and not withdrawn under the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment for all Notes or portions of Notes properly tendered and not withdrawn; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  The Paying Agent shall promptly mail to each Holder properly tendered and not withdrawn the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such record date; and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

                  The Change of Control provisions set forth above shall apply whether or not any other provisions of this Indenture apply. If the Company fails to comply with the provisions of the four preceding paragraphs, the Company's failure shall constitute an Event of Default. Except as set forth above for a Change of Control, Holders of Notes may not require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

                  A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations that apply to the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in this Indenture by virtue of the conflict.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if another entity makes the Change of Control Offer, in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.16      Payments for Consent.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17      Additional Subsidiary Guarantees.

                  If (i) the Company or any of the Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date that Guarantees any Credit Facilities or (ii) any Foreign Subsidiary, Beverly Funding Corporation or Beverly Indemnity Guarantees any Credit Facilities, then in each case, such Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which such Subsidiary executed the Guarantee with respect to any such Credit Facilities; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.18      Designation of Restricted and Unrestricted Subsidiaries.

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of
Section 4.07 hereof or Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19      Changes in Covenants When Notes Rated Investment Grade.

                 (a) During any period of time that the Notes have a rating equal to or greater than BBB- by S&P or Baa3 by Moody's (each such rating, an "Investment Grade Rating") and no Default or Event of Default has occurred and is continuing, the Company and the Restricted Subsidiaries shall no longer be subject to the provisions of the following covenants:

                  (i) Section 4.07 hereof;

                  (ii) Section 4.08 hereof;

                  (iii) Section 4.09 hereof;

                  (iv) Section 4.10 hereof;

                  (v) Section 4.11 hereof;

                  (vi) Section 4.13 hereof; and

                  (vii) Section 4.18 hereof.

(collectively, the "Suspended Covenants"), provided, however, that the provisions of this Indenture set forth under the following sections shall not be so terminated:

                  (i) Section 4.03 hereof;

                  (ii) Section 4.12 hereof;

                  (iii) Section 4.15 hereof,

                  (iv) Section 4.17 hereof;

                  (v) Section 4.20 hereof; and

                  (vi) Section 5.01 hereof, provided, however, the Company shall no longer be subject to clause 4 of Section 5.01 hereof.

                  (b) In the event that the Company and any of its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of clause (a) of this Section 4.19 and that subsequently the Notes cease to have an Investment Grade Rating from both S&P and Moody's, as a result of a downgrade, withdrawal of rating or otherwise, then the Company and its Subsidiaries shall from such time and thereafter again be subject to the Suspended Covenants.

                  (c) No Default, Event of Default, or breach of any kind shall be deemed to exist under this Indenture, the Notes, or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain Investment Grade Status and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

Section 4.20      No Senior Subordinated Debt

                  The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of the Company's Senior Debt and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee.



                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      Merger, Consolidation or Sale of Assets.

                  The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and the Restricted Subsidiaries' properties or assets, taken as a whole, in one or more related transactions, to another corporation, Person or entity unless:

                  (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the Company's obligations under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists; and

                  (4) in the case of the consolidation or merger of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or (ii) the Company's Fixed Charge Coverage Ratio, or that of the surviving entity if the Company is not the continuing obligor under this Indenture shall not be less than the Company's Fixed Charge Coverage Ratio immediately prior to such transaction or series of transactions.

                  Prior to the consummation of the proposed transaction, the Company will deliver to the Trustee, an Officer's Certificate covering clauses
(1) through (4) above and an Opinion of Counsel covering clauses (1) and (2) above, and each stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officer's Certification and Opinion of Counsel.

Section 5.02      Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets in a transaction that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

                  An "Event of Default" shall occur if:

                  (i) there is a default for 30 days in the payment, when due, of interest or Liquidated Damages on the Notes (whether or not prohibited by the provisions of Article 12 hereof);

                  (ii) there is a default in payment when due of the principal of or premium, if any, on the Notes, at maturity or otherwise (whether or not prohibited by the provisions of Article 12 hereof);

                  (iii) there is a failure by the Company or any of the Restricted Subsidiaries for 30 days after notice from the Trustee or the Holders of 25% of the outstanding principal amount of Notes then outstanding to comply with the provisions Section 4.10 and of Section
         4.15 hereof;

                  (iv) there is a failure by the Company or any of the Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of 25% of the outstanding principal amount of Notes then outstanding to comply with any of the Company's or the Restricted Subsidiaries' other agreements in this Indenture, the Notes or the Guarantees;

                  (v) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee exists on the Issue Date or is thereafter created, which default (A) constitutes a Payment Default or
         (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates in excess of $30,000,000;

                  (vi) there is a failure by the Company or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $30,000,000 (to the extent such judgment is not covered by insurance or is in excess of insurance coverage) entered by a court or courts of competent jurisdiction against the Company or such Restricted Subsidiaries, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (vii) any Guarantee of a Restricted Subsidiary that constitutes a Significant Subsidiary or group of Restricted Subsidiaries, that taken together, would constitute a Significant Subsidiary shall cease for any reason not permitted by this Indenture to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

                  (viii) the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors,

                  (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Restricted Subsidiary that constitutes a Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02      Acceleration.

                  In the case of an Event of Default specified in clause (viii) or (ix) of Section 6.01 hereof, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice to the Company in writing.

Section 6.03      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest, premium and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, interest, premium or Liquidated Damages, if any, on the Notes; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree or if all existing Events of Default have been cured or waived. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

                  In the event an Event of Default set forth under (v)(A) of
Section 6.01 hereof has occurred and is continuing, such Event of Default shall be automatically annulled if the Payment Default triggering such Event of Default under of Section 6.01(v)(A) hereof has been be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 60 days of its occurrence and all other Events of Default, if any, under this Indenture have been cured and waived.

Section 6.05      Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to affect, disturb or prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture (including Section 6.06 hereof), the right of any Holder of a Note to receive payment of principal of, interest, premium and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest, premium and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, is denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, interest, premium and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest, premium and Liquidated Damages, if any, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction directs.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of Section 7.01(b) hereof;

                  (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to
Section 7.01(a), (b) and (c) hereof.

                  (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

                  (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders will have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee will not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

                  (h) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in connection with the performance of its duties under this Indenture, and to each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03      Individual Rights of Trustee.

                  The Trustee or any Affiliate of the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimers.

                  The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, interest, premium or Liquidated Damages, if any, on any Note, the Trustee may withhold from Holders the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06      Reports by Trustee to Holders.

                  (a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event set forth in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

                  (b) A copy of each report at the time of its mailing to the Holders will be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

                  (a) The Company will pay to the Trustee from time to time such compensation as the Company and the Trustee from time to time have agreed in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Company will indemnify the Trustee or any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (except for taxes based upon the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of its Guarantors of its obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company or any of the Guarantors need not pay for any settlement made without their consent, which consent will not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

                  (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  (d) To secure the Company's payment obligations in this
Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, interest, premium and Liquidated Damages, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

                  (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  (b) The Trustee may resign in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10 hereof;

                  (ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a custodian or public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  (e) If the Trustee, after written request by any Holder of a Note who has been a Holder for at least six months, fails to comply with Section
7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

                  There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11      Preferential Collection of Claims against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.


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

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors, or evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund set forth in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, interest, premium and Liquidated Damages, if any, on such Notes when such payments are due;

                  (ii) the Company's obligations with respect to such Notes under Sections 2.06, 2.07, 210 and 4.02 hereof and its obligations under the Registration Rights Agreement;

                  (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and

                  (iv) this Section 8.02.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19 and 4.20 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01

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


hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(vii) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

                  In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, premium, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (ii) in the case of an election under Section 8.02 hereof, the Company will deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law; in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit);

                  (vi) the Company must deliver to the Trustee an Opinion of Counsel (subject to customary exceptions) to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit, and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the cash or non-callable Government Securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the U.S. Bankruptcy Code;

                  (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                  (viii) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance have been complied with.

                  However, the Opinion of Counsel required by clause (ii) hereof will not be required if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable on their maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company's name, and at the Company's expense.

Section 8.05 Deposited Money and Government Securities to be held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, interest, premium and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

                  The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest, premium and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, interest, premium and Liquidated Damages, if any, has become due and payable will be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any cash in United States dollars or non-callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, interest, premium and Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders.

                  Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (iii) to provide for additional Guarantors of the Notes or the release, in accordance with this Indenture, of any Guarantor;

                  (iv) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets;

                  (v) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

                  (vii) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Securities;

                  (viii) in any other case, pursuant to the provisions of this Indenture, where a supplemental indenture is required or permitted to be entered into without the consent of any Holder of Notes; or

                  (ix) to provide for the issuance of Exchange Notes and related Guarantees or Additional Notes and related guarantees.

                  The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

                  After an amendment under this Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

                  Upon (x) the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture and (y) receipt by the Trustee of the documents set forth in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.


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Section 9.02      With Consent of Holders.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, interest, premium or Liquidated Damages, if any, on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

                  Upon (x) the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, (y) the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and (z) receipt by the Trustee of the documents set forth in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

                  The Company may, but will not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, will be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent will have become effective by virtue of the requisite percentage having been obtained prior to the date which is 180 days after such record date; any such consent previously given will automatically and without further action by any Holder be canceled and of no further effect.

                  It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Note;

                  (iii) reduce the rate of or change the time for payment of interest on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the Payment Default that resulted from such acceleration);

                  (v) make any Note payable in money other than that stated in the Notes;


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                  (vi) make any change in the provisions of this Indenture
         relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes;

                  (vii) make any change to the subordination provisions of this Indenture (including applicable definitions) that would adversely affect the Holders of the Notes; or

                  (viii) make any change in the foregoing amendment and waiver provisions.

Section 9.03      Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee will authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

                  The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive, and (subject to Section 7.01 hereof) will be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01     Agreement to Guarantee.

                  (a) Each of the Guarantors, jointly and severally, with all other Guarantors, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that:

                  (i) the principal of, interest, premium and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest


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         on the overdue principal of, interest, premium and Liquidated Damages, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full, all in accordance with the terms hereof or thereof; and

                  (ii) in case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  (b) Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantors under this Indenture will be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  (c) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Section 10.02     Execution and Delivery of Subsidiary Guarantees.

                  (a) To evidence its Subsidiary Guarantee set forth in this Indenture, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D to this Indenture will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee on or after the date hereof.

                  (b) Notwithstanding the foregoing, each Guarantor hereby agrees that its Subsidiary Guarantee set forth herein will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  (c) If an Officer whose signature is on this Indenture or on a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

                  (d) The delivery of any Note by the Trustee, after the authentication thereof under this Indenture, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

                  (e) Each Guarantor hereby agrees that its obligations hereunder will be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (f) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Indenture, to the extent theretofore discharged, will be reinstated in full force and effect.

                  (h) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby.


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Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

                  (i) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Subsidiary Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby; and

                  (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Indenture.

                  (i) Each Guarantor will have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Indenture.

Section 10.03     Guarantors May Consolidate, etc. on Certain Terms.

                  (a) Except as set forth in Articles 4 and 5 hereof, and notwithstanding Sections 10.03(b) and (c) hereof, nothing contained in this Indenture or in the Notes will prevent any consolidation or merger of any Guarantor with or into the Company or any other Guarantor or will prevent any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety to the Company or any other Guarantor.

                  (b) Except as set forth in Section 10.04 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

                  (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (ii) either:

                           (A) subject to Section 10.04 hereof, the Person
                  acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, the Notes, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a Supplemental Indenture satisfactory to the Trustee; or

                           (B) the Net Proceeds of such sale or other
                  disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation,
                  Section 4.10 hereof.

                  (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by Supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Indenture and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as one of the Guarantors. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under this Indenture which theretofore have not been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.


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


Section 10.04     Releases.

                  (a) In connection with any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation) or a sale of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary, if the sale or other disposition complies with Section 4.10 and the other applicable provisions of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                  (b) If the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, such Guarantor will be released and relieved of its obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                  (c) In connection with any Legal Defeasance or Covenant Defeasance of the Notes in accordance with, and subject to Article 8 hereof, each Guarantor shall be released and relieved of its obligations under this Indenture in accordance with, and subject to, Article 8 hereof.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

         (i)      either:

                  (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                  (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for


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

                           cancellation for principal, accrued interest, premium and Liquidated Damages, if any, to the date of maturity or redemption;

         (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the guaranteeing of any Lien securing such borrowing;

         (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

         (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(i)(B) hereof, the provisions of Section 11.02 hereof and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 hereof will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02     Application of Trust Money.

                  Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof will be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest, premium and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, interest, premium or Liquidated Damages, on any Notes because of the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 12.
                                  SUBORDINATION


Section 12.01     Notes Subordinated to Senior Debt.

                  The Company, for itself and its successors, and each Holder, by its acceptance of Notes agrees that the payments of all Obligations on the Notes by the Company shall be subordinated and junior in right of payment in accordance with the provisions of this Article 4 to the prior payment in full, in cash or Cash Equivalents, of all Obligations on the Senior Debt (including the Obligations with respect to the Credit Facilities), whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Sections 6.01 (viii) and (ix) whether or not such interest is an allowed claim against the Company), that the subordination is for the


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benefit of the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt, in reliance upon the covenants and provisions contained in this Indenture. Notwithstanding the foregoing, payments and distributions made in Permitted Junior Securities or made relating to the Notes pursuant to the trust set forth in Article 8 will not be so subordinated in right of payment to any Senior Debt or subject to these restrictions.

Section 12.02 Payment Over of Proceeds Upon Liquidation, Etc.; No Payments in Certain Circumstances.

                  (a) In the event of distributions resulting from:

                           (i) a liquidation or dissolution of the Company;

                           (ii) a bankruptcy, reorganization, insolvency,
                  receivership or similar proceeding relating to the Company or its property;

                           (iii) an assignment of the Company's assets for the
                  benefit of its creditors; or

                           (iv) any marshalling of the Company's assets and
                  liabilities,

the holders of Senior Debt shall receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including any interest accruing subsequent to an event specified in Sections 6.01 (viii) and
(ix) whether or not such interest is an allowed claim against the Company) before the Holders of Notes shall receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (other than payments and distributions made in Permitted Junior Securities or made relating to the Notes pursuant to the trust set forth in Article 8 hereof).

                  (b) The Company shall not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (other than payments and distributions made in Permitted Junior Securities or made relating to the Notes pursuant to the trust set forth in Article 8 hereof) or acquire any Notes for cash or property or otherwise, if a payment default under Designated Senior Debt occurs and is continuing unless and until such payment default is cured or waived or such Designated Senior Debt has been discharged or paid in full in accordance with its terms. In addition, upon the occurrence and during the continuation of any other event of default with respect to Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) pursuant to which the maturity thereof may be accelerated, if the agent or representative of the holders of such Designated Senior Debt gives written notice of such non-payment event of default to the Company and the Trustee (each a "Payment Blockage Notice"), no payment or distribution of any kind or character shall be made by the Company upon or in respect of any Obligations on, or with respect to, the Notes (other than payments and distributions made in Permitted Junior Securities or made relating to the Notes pursuant to the trust set forth in Article 8 hereof) and the Company shall not acquire any Notes for cash or property or otherwise, in any case, unless and until the earliest to occur of (w) the date on which the Trustee receives written notice from the agent or other representative for such Designated Senior Debt that all nonpayment defaults are cured or waived, (x) the date 179 days after the date on which such Payment Blockage Notice was received (unless the maturity of any Designated Senior Debt has been accelerated), (y) the date on which the Trustee receives written notice from the agent or other representative for such Designated Senior Debt rescinding the Payment Blockage Notice and (z) the date such Designated Senior Debt has been discharged or paid in full in accordance with its terms.

                  (c) No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that non-payment default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that would, in either case, give rise to a non-payment default pursuant to any provisions under which a non-payment default previously existed or was continuing shall constitute a new non-payment default for this purpose).

                  (d) No new Payment Blockage Notice may be delivered unless and until: (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage notice, and (ii) all scheduled payments of


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


principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full.

                  (e) Nothing contained in this Article 12 shall limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or otherwise.

Section 12.03     Rights and Obligations of the Holders.

                  (a) In the event that, notwithstanding the foregoing provisions of Sections 12.01 and 12.02, any Holders or the Trustee receive or receives any payment of any kind in respect of the Notes in contravention of the provisions of this Indenture before all Senior Debt has been paid in full (and, in the case of the Trustee, a Responsible Officer has actual knowledge that such payment is in contravention of this Indenture), then such payment or distribution will be held by the recipient in trust for the benefit of, and shall be paid over and delivered to the holders of such Senior Debt or their representative, to the extent necessary to make payment in full of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  (b) If payment of the obligations under the Notes is accelerated because of an Event of Default, the Company shall promptly notify the Holders and the agent or other representatives for Designated Senior Debt of the acceleration.

                  (c) Nothing contained in this Article 12 shall limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or otherwise.

                  (d) Upon any payment or distribution of assets or securities referred to in this Article 12, the Holders (notwithstanding any other provision of this Indenture) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

                  (e) The Company shall give written notice to the Trustee of any default or event of default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued, and, in the event of any such event of default, shall provide to the Trustee the names and addresses of the trustees or other representatives of holders of such Senior Debt.

                  (f) With respect to the holders of Senior Debt, each Holder undertakes to perform only such obligations on the part of such Holder as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Holders. The Holders shall not be deemed to owe any fiduciary duty to the holders of Senior Debt or any other representative of the holders of the Senior Debt.

Section 12.04     Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article 12 or elsewhere in this Indenture shall prevent or delay (i) the Company, except under the conditions set forth in Section 12.02, from making payments at any time for the purpose of paying the Obligations under the Notes, or from depositing with the Paying Agent any moneys for such payments, or (ii) subject to Section 12.02, the application by the Paying Agent of any moneys deposited with it for the purpose of paying the Obligations under the Notes.


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

Section 12.05     Rights of Holders of Senior Debt Not to Be Impaired.

                  (a) No right of any present or future holder of any Senior Debt to enforce subordination as provided in this Article 12 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing, such holders of Senior Debt may, at any time and from time to time without impairing or releasing the subordination provided in this Section 12 or the obligations of the Holders hereunder to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Debt or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person. Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt and notice of or proof of reliance by any holder or owner of Senior Debt upon this Article 12 and the Senior Debt shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article 12, and all dealings between the Company and the holders and owners of the Senior Debt shall be deemed to have been consummated in reliance upon this Article 12.

                  (b) The provisions of this Article 12 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt.

Section 12.06     Subrogation.

                  (a) Upon the payment in full in accordance with the terms of
Section 12.02 of all amounts payable under or in respect of the Senior Debt, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of Company made on such Senior Debt until the Notes shall be paid in full in cash or Cash Equivalents; and for purposes of such subrogation no payments or distributions to holders of such Senior Debt of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12 to holders of such Senior Debt by the Holders, shall, as between the Company, its creditors other than holders of such Senior Debt and the Holders, be deemed to be a payment by the Company to or on account of such Senior Debt, it being understood that the provisions of this
Article 12 are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holders, on the other hand. A release of any claim by any holder of Senior Debt shall not limit the Holders' rights of subrogation under this Section 12.06.

                  (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all Senior Debt payable under or in respect of the Senior Debt in full in cash or Cash Equivalents in accordance with the terms of Section 12.02.

Section 12.07     Obligations of the Company Unconditional.

                  (a) Nothing contained in this Article 12 or elsewhere in this Indenture is intended to or shall impair as between the Company and the Holders the obligations of the Company, which are absolute and unconditional, to pay to the Holders as and when payments on the Notes become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of such Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  (b) The failure to make a payment on account of Notes by reason of any provision of this Article 12 shall not prevent the occurrence of an Event of Default under Section 6.1.

Section 12.08     Holders Authorize Trustee to Effectuate Subordination.

                  Each Holder hereby authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of the Notes in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders. In the event of any such proceeding, until the Senior Debt is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Senior Debt, no Holder shall waive, settle or compromise any such claim or claims relating to the Notes that such Holder now or hereafter may have against the Company.

Section 12.09     Trustee Not Fiduciary for Holders of Senior Debt.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 12.10     Guarantees Subordinated to Senior Debt of Guarantors

                  The obligations of each Guarantor under its Guarantee shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 12 hereof.


                                  ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 13.02     Notices.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company or any Guarantor:

                  Beverly Enterprises, Inc.
                  One Thousand Beverly Way
                  Fort Smith, Arkansas 72919
                  Attention:  John Arena

                  If to the Trustee:

                  BNY Midwest Trust Company
                  2 North LaSalle Street, Suite 1020
                  Chicago, IL 60602
                  Attention:  Corporate Trust Services Division

                  The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) will be deemed to have been duly given, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person set forth in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03     Communications By Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA Section 312(c).

Section 13.04     Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the
Trustee:

                           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel (who may rely upon the Officer's Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05     Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) will comply with the provisions of TIA Section 314(e) and will include:

                           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06     Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 13.08     Governing Law.

                  THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09     No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10     Successors.

                  All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantors will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 13.11     Severability.

                  In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12     Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13     Table of Contents, Headings, etc.

                  The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following pages]

                                   SIGNATURES



Dated as of June 25, 2004


                                                BEVERLY ENTERPRISES, INC.


                                                By: /s/ RICHARD D. SKELLY, JR.
                                                   ---------------------------
                                                Name: Richard D. Skelly, Jr.
                                                Title: Sr. VP & Treasurer

                          4F FUNDING, INC.
                          AEDON HOMECARE - HOUSTON, LLC
                          AEDON HOMECARE - MINNESOTA, LLC
                          AEDON HOMECARE, LLC
                          AEDON STAFFING, LLC
                          AEGIS THERAPIES - OREGON, INC.
                          AEGIS THERAPIES - WISCONSIN, INC.
                          AEGIS THERAPIES, INC.
                          AEGIS THERAPIES - FLORIDA, INC.
                          AFFIRMACARE, LLC
                          AGI-CAMELOT, INC.
                          ASERACARE HOSPICE - BIRMINGHAM, LLC
                          ASERACARE HOSPICE - CORINTH, LLC
                          ASERACARE HOSPICE - DEMOPOLIS, LLC
                          ASERACARE HOSPICE - HAMILTON, LLC
                          ASERACARE HOSPICE - JACKSON, LLC
                          ASERACARE HOSPICE - MARSHALL COUNTY, LLC
                          ASERACARE HOSPICE - MEMPHIS, LLC
                          ASERACARE HOSPICE - MERIDIAN, LLC
                          ASERACARE HOSPICE - MONROEVILLE, LLC
                          ASERACARE HOSPICE - NEW ALBANY, LLC
                          ASERACARE HOSPICE - NEW HORIZONS, LLC
                          ASERACARE HOSPICE - PHILADELPHIA, LLC
                          ASERACARE HOSPICE - RUSSELLVILLE, LLC
                          ASERACARE HOSPICE - SENATOBIA, LLC
                          ASERACARE HOSPICE - TENNESSEE, LLC
                          BEVERLY - BELLA VISTA HOLDING, INC.
                          BEVERLY - MISSOURI VALLEY HOLDING, INC.
                          BEVERLY - RAPID CITY HOLDING, INC.
                          BEVERLY ENTERPRISES - ALABAMA, INC.
                          BEVERLY ENTERPRISES - ARIZONA, INC.
                          BEVERLY ENTERPRISES - ARKANSAS, INC.
                          BEVERLY ENTERPRISES - CALIFORNIA, INC.
                          BEVERLY ENTERPRISES - DELAWARE, INC.
                          BEVERLY ENTERPRISES - DISTRICT OF COLUMBIA, INC. BEVERLY ENTERPRISES - FLORIDA, INC.
                          BEVERLY ENTERPRISES - GARDEN TERRACE, INC.
                          BEVERLY ENTERPRISES - GEORGIA, INC.
                          BEVERLY ENTERPRISES - HAWAII, INC.
                          BEVERLY ENTERPRISES - ILLINOIS, INC.
                          BEVERLY ENTERPRISES - INDIANA, INC.
                          BEVERLY ENTERPRISES - KANSAS, LLC
                          BEVERLY ENTERPRISES - KENTUCKY, INC.
                          BEVERLY ENTERPRISES - MARYLAND, INC.
                          BEVERLY ENTERPRISES - MASSACHUSETTS, INC.
                          BEVERLY ENTERPRISES - MINNESOTA, LLC
                          BEVERLY ENTERPRISES - MISSISSIPPI, INC.
                          BEVERLY ENTERPRISES - MISSOURI, INC.
                          BEVERLY ENTERPRISES - NEBRASKA, INC.
                          BEVERLY ENTERPRISES - NEW JERSEY, INC.
                          BEVERLY ENTERPRISES - NORTH CAROLINA, INC.
                          BEVERLY ENTERPRISES - OHIO, INC.
                          BEVERLY ENTERPRISES - OREGON, INC.
                          BEVERLY ENTERPRISES - PENNSYLVANIA, INC.
                          BEVERLY ENTERPRISES - SOUTH CAROLINA, INC.
                          BEVERLY ENTERPRISES - TENNESSEE, INC.
                          BEVERLY ENTERPRISES - TEXAS, INC.
                          BEVERLY ENTERPRISES - VIRGINIA, INC.
                          BEVERLY ENTERPRISES - WASHINGTON, INC.
                          BEVERLY ENTERPRISES - WEST VIRGINIA, INC.
                          BEVERLY ENTERPRISES - WISCONSIN, INC.
                          BEVERLY ENTERPRISES INTERNATIONAL LIMITED
                          BEVERLY HEALTH AND REHABILITATION SERVICES, INC. BEVERLY HEALTHCARE - CALIFORNIA, INC.
                          BEVERLY HEALTHCARE - ROCHESTER MN, LLC
                          BEVERLY HEALTHCARE MANAGEMENT - MN, LLC
                          BEVERLY HEALTHCARE, LLC
                          BEVERLY MANOR INC. OF HAWAII
                          BEVERLY SAVANA CAY MANOR, INC.
                          BEVERLY-INDIANAPOLIS, LLC
                          BEVRD, LLC
                          CERES SELECT, LLC
                          CERES STRATEGIES MEDICAL SERVICES, LLC
                          CERES STRATEGIES, INC.
                          COMMERCIAL MANAGEMENT, INC.
                          COMMUNITY CARE, INC.
                          COMPASSION AND PERSONAL CARE SERVICES, INC.
                          EASTERN HOME HEALTH SUPPLY & EQUIPMENT CO., INC. HALE NANI, INC.
                          HALLMARK CONVALESCENT HOMES, INC.
                          HOMECARE PREFERRED CHOICE, INC.
                          HOSPICE OF EASTERN CAROLINA, INC.
                          HOSPICE PREFERRED CHOICE, INC.
                          LARES CARE RESOURCE, LLC
                          LIBERTY NURSING HOMES, INCORPORATED
                          MATRIX OCCUPATIONAL HEALTH, INC.
                          MATRIX WELLNESS, LLC
                          MEDICAL ARTS HEALTH FACILITY OF LAWRENCEVILLE, INC. MODERNCARE OF LUMBERTON, INC.
                          NEBRASKA CITY S-C-H, INC.
                          NURSING HOME OPERATORS, INC.
                          PETERSEN HEALTH CARE, INC.
                          SOUTH ALABAMA NURSING HOME, INC.
                          SOUTH DAKOTA - BEVERLY ENTERPRISES, INC.
                          SOUTHEASTERN HOME MEDICAL EQUIPMENT -
                            ALABAMA, LLC
                          SOUTHEASTERN HOME MEDICAL EQUIPMENT -
                            MISSISSIPPI, LLC
                          SOUTHEASTERN HOME MEDICAL EQUIPMENT -
                            TENNESSEE, LLC
                          SPECTRA HEALTHCARE ALLIANCE, INC.
                          TAR HEEL INFUSION COMPANY, INC.
                          TMD DISPOSITION COMPANY
                          VANTAGE HEALTHCARE CORPORATION
                          VIZIA HEALTHCARE DESIGN GROUP, LLC


                          By: /s/ JOHN G. ARENA
                              -------------------------
                          Name: John G. Arena
                          Title:

BNY MIDWEST TRUST COMPANY,
 as Trustee


By: /s/ D.G. DONOVAN
   ----------------------
Name: D.G. Donovan
Title: Vice President